UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 9, 2007
PALL CORPORATION
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	001-04311 (Commission file number)	11-1541330 (I.R.S. Employer Identification No.)

2200 Northern Boulevard, East Hills, NY (Address of principal executive offices)	11548 (Zip Code)
(516) 484-5400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
     Pursuant to a consent solicitation conducted from September 26, 2007 to October 10, 2007, Pall Corporation (the “Company”) entered into a First Supplemental Indenture (the “Supplemental Indenture”) with The Bank of New York, as trustee (the “Trustee”), and the guarantors named therein, which amends the indenture entered into by and among the Company, the Trustee and the guarantors named therein, dated as of August 1, 2002 (the “Indenture”), providing for the issuance of $280,000,000 aggregate principal amount of 6% Senior Notes due 2012 (the “Notes”). A copy of the Supplemental Indenture is attached hereto as Exhibit 4.1 and incorporated by reference herein.
     The Supplemental Indenture provides that the failure of the Company to comply with Section 4.03, Section 4.04 or Section 4.05 of the Indenture during the period beginning on October 10, 2007 and ending at 5:30 p.m., New York City time on the Covenant Reversion Date (as defined therein) shall not constitute a default under the Indenture; provided, however, that any foregoing failure to comply with Section 4.03, Section 4.04 or Section 4.05 of the Indenture shall constitute a default as of the Covenant Reversion Date if, as of 5:30 p.m., New York City time on the Covenant Reversion Date, the Company shall have failed to (i) comply with Section 4.03 and Section 4.04 of the Indenture or (ii) file with the Securities and Exchange Commission (the “SEC”) the Company’s Annual Report on Form 10-K for the year ended July 31, 2007 and Quarterly Report on Form 10-Q for the three months ended October 31, 2007, and other information, documents and reports which the Company may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act in a form that causes the Company to be current in all material respects in its filing obligations under the Exchange Act; provided, further, however, that the foregoing shall not relieve the Company from the requirement to comply with Section 4.04 of the Indenture with respect to the fiscal year ended July 31, 2007.
     In consideration for the consents from the holders of the Notes to the proposed amendments and waiver through December 31, 2007, upon the terms and subject to the conditions of the consent solicitation statement dated September 26, 2007, the Company has agreed to pay to each record holder $2.50 for each $1,000 in principal amount of the Notes as to which the Company has received consents on or prior to the expiration of the consent solicitation from such record holder. This initial consent payment will be made no later than the third business day following the expiration of the consent solicitation. In the event that the Company becomes current in its SEC reporting obligations after December 31, 2007, it would pay additional consent fees as set forth more fully in the consent solicitation statement.
ITEM 8.01 Other Events.
     On October 10, 2007, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein, announcing that it had successfully obtained the requisite consents with respect to its previously announced solicitation of consents from holders of its outstanding $280 million aggregate principal amount of 6% Senior Notes due 2012 (CUSIP No. 696429AB5).
ITEM 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
4.1	First Supplemental Indenture, dated as of October 9, 2007, to the Indenture, dated as of August 1, 2002, by and among the Company, the guarantors named therein and The Bank of New York, as trustee (filed pursuant to Item 1.01).

99.1	Press Release, dated October 10, 2007 (filed pursuant to Item 8.01).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pall Corporation
/s/ LISA MCDERMOTT
October 11, 2007	Lisa McDermott
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit
Number	Description
4.1
First Supplemental Indenture, dated as of October 9, 2007, to the Indenture, dated as of August 1, 2002, by and among the Company, the guarantors named therein and The Bank of New York, as trustee (filed pursuant to Item 1.01).

99.1	Press Release, dated October 10, 2007 (filed pursuant to Item 8.01).

4